SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2002

Aros Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20805	23-2476415

(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1290 Bay Dale Drive
PMB 351
Arnold, Maryland		21012

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code:   (410) 349-2431

(Former Name or Former Address, if Changed Since Last Report)

Item 1. Change of Control

     Pursuant to the merger transaction described in Item 2 below, on June 21, 2002, the former stockholders of ReGen Biologics, Inc., a Delaware corporation (“ReGen”) have acquired voting control of approximately 80% of the total outstanding shares of Aros Corporation, a Delaware corporation (“Aros”). Sanderling Ventures, the former principal stockholder of ReGen Biologics (“Sanderling”), now beneficially owns an aggregate of approximately 17 million shares, or 37%, of the outstanding capital stock of Aros, assuming the exercise or conversion, as applicable, of all Aros securities held by Sanderling.

Item 2. Acquisition or Disposition of Assets

     On June 21, 2002, Aros completed its acquisition of ReGen through the merger of a wholly owned subsidiary of Aros with and into ReGen, with ReGen surviving as a wholly owned subsidiary of Aros (“the Merger”). The merger is intended to be a taxpfree reorganization for federal income tax purposes.

     In connection with the Merger, Aros issued approximately 35.4 million shares of its capital stock in exchange for all of the issued and outstanding shares of the capital stock of ReGen. Aros also assumed ReGen’s outstanding stock options and warrant agreements. In the merger, (i) each outstanding share of ReGen common stock was exchanged for 2.7495 shares of Aros common stock, (ii) each outstanding share of ReGen Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock was exchanged for 0.0663 shares of Aros Common Stock plus 2.6832 shares of Aros Series B Convertible Preferred Stock and (iii) each outstanding share of ReGen Series G Convertible Preferred Stock was exchange for 2.7495 shares of Aros Series A Convertible Preferred Stock. Each outstanding ReGen stock option and warrant converted into an Aros stock option or warrant was adjusted to reflect these exchange ratios. Pursuant to the Merger, the size of the Aros board of directors was increased to five members. William Lewis, a former Aros director, resigned from the board upon consummation of the Merger. Dr. Richard Steadman, Dr. Robert McNeil and Mr. Richard Fritschi, all former directors of ReGen, were appointed to fill the newly created vacancies on the board.

     A press release announcing the completion of the merger is attached as an exhibit to this report and incorporated by reference herein.

Item 7. Financial Statements and Exhibits

     (a)  Financial Statements of the Business Acquired

          Aros intends to file by amendment the required financial statements reflecting the acquisition of all of the issued and outstanding capital stock of ReGen no later than 60 days after the date that this report on Form 8-K must be filed.

     (b)  Pro Forma Financial Information

          Aros intends to file by amendment the required pro forma financial statements reflecting the acquisition of ReGen no later than 60 days after the date of this report on Form 8-K.

Exhibit Number	Exhibit

10.1	Agreement and Plan of Merger dated June 7, 2002

99.1	Press Release dated June 24, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aros Corporation

	By:	/s/ DR. GERALD E. BISBEE, JR.
Dated: June 24, 2002		Dr. Gerald E. Bisbee, Jr. President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	Agreement and Plan of Merger dated June 7, 2002

99.1	Press Release dated June 24, 2002